Policy Change Application Part 1
No Underwriting Required	[	]
Individual Life Insurance
Minnesota Life Insurance Company -[a Securian Financial company] [ Executive Benefits ] • [ 400 Robert Street North • St. Paul, Minnesota 55101-2098]

A. Request Information
Policy number(s)
Insured name (last, first, middle)
Money submitted with application (make all checks payable		Effective date of change
to Minnesota Life)		☐ Current date
$	☐ Receipt given	☐ Specific date (indicate mm/yy and reason)

B. Owner Information

Complete only if the owner is different than the insured
Owner name (last, first, middle)
Primary telephone number
C. Address and E-mail Adjustments

☐ Change owner home address and/or ☐ e-mail address
☐ Change insured’s home address (if different than owner) and/or ☐ e-mail address
☐ Add/change mailing address (check one):
☐ Secondary addressee - The address listed below will receive notice of overdue premium or pending lapse.
☐ Billing address - All premium notices will be sent to the address below.

☐   Special mailing address - The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice.

Name (last, first, middle)
Address		Apartment or unit number
City	State	Zip
D. Face Amount Adjustments

☐ Change base face amount: $
E. Premium and Billing Information

Premium Adjustment
☐ Change total annual planned premium amount: $

Payment Method
[ ☐ Annual	☐ Monthly Electronic Funds Transfer (EFT/APP) Plan Number:
(If new plan, submit EFT/APP Authorization)
☐ Semiannual	☐ List Bill (If new plan, submit List Bill form)

☐ Quarterly	☐ Premium Deposit Account (PDA)
(IRS Form W-9 is required) ]

Additional premium
Amount $	☐ Increase face	☐ Do not increase face

[ Securian Financial is the marketing name for Minnesota Life Insurance Company. ]	[ ]

ICC23-20269	[ 1 of 5]

E. Premium and Billing Information (continued)

Sources of Funds
[ Indicate below how the policy(ies) will be funded. Select all that apply:

Assets/Income	Qualified Assets
☐ Earnings	☐ Employer sponsored qualified retirement plan (401(k) plan, pension plan)
☐ Existing insurance	☐ IRA (Including Roth IRA and Individual Retirement Annuities)
☐ Gift/Inheritance	☐ Non-Governmental 403(b) plan
☐ Non-qualified retirement plan	☐ Section 457 plan
☐ Sale of investments	☐ Governmental or non-electing church qualified retirement plan
☐ Savings	☐ Governmental or ministers 403(b) plan
☐ Non-qualified annuity	☐ Other ]
☐ Home Equity
☐ Loan

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

F. Partial Surrenders

☐ Partial surrender to cash: $ or ☐ Max amount
☐ Partial surrender to eliminate policy loan (dividend additions and accumulations will be surrendered first)

The death benefit amount will be reduced.

If a correct Social Security or Tax ID number is not provided, the IRS requires Minnesota Life to withhold 10% of any taxable gain, irrespective of the withholding election. This applies to all partial surrenders and loan eliminations with a taxable gain. Complete withholding section, and enter Social Security number and tax ID number below.

☐ Yes, I elect withholding
☐ No, I do not elect withholding

Owner’s Social Security number/tax ID number
G. Systematic Distributions (For Universal Life products only)
☐ Partial surrender

☐  Partial surrender to basis then loans - select loan type for products that offer fixed interest rate loans, indexed interest rate loans and variable interest rate loans. (Defaults to fixed interest rate loan if none selected)

☐ Fixed loan interest rate ☐ Indexed loan interest rate ☐ Variable loan interest rate

Amount of distribution $ Start date of distribution

Frequency: ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly Distribution day: 1st through 28th
H. Other Adjustments
☐ Change Death Benefit Option to (if available):
☐ Level/cash ☐ Increasing /protection ☐ Sum of Premiums
(The increasing/protection death benefit option generally requires underwriting. If changing from level/cash death benefit option, the face amount will decrease.)

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ICC23-20269	[ 2 of 5]

I. Additional Agreements

[ Select only those agreements available on the products applied for.]

☐ Maintain Current Annual Premium ☐ Change Current Annual Premium Accordingly	ADD	REMOVE	CHANGE AMOUNT	NEW AMOUNT

[	Premium Deposit Account Agreement (Submit Premium Deposit Account Information form & IRS Form W-9)	☐	☐

Other:

Other:

Other:	]

J. In Force, Pending and Replacement

Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in Ml and WA).

Excluding this policy, does the proposed insured have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.	☐ Yes ☐ No

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.	☐ Yes ☐ No

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

[
	Full Company Name	Amount	Year Issued	Product Type	The Policy is	Type	Type	Will it be Replaced?
				☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
				☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
				☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
				☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
				☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
				☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
				☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ PendingW
				☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
				☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
				☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No	]

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ICC23-20269	[ 3 of 5]

K. Suitability

[1.	Is this policy in accordance with the owner’s insurance objectives and anticipated financial needs?	☐ Yes	☐ No

2.	Has the representative discussed with the owner: the need for the policy, the ability to continue to pay premiums and whether the policy is suitable for the proposed owner?	☐ Yes	☐ No

3.	Will the owner and/or beneficiary, and/or any individual or entity on the owner’s behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future, or otherwise as an inducement for this policy?	☐ Yes	☐ No
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4.	Has the owner been involved in any discussion about the possible sale or assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner’s behalf? If yes, provide details and a copy of the applicable entity’s controlling documents.	☐ Yes	☐ No

5.	Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms.	☐ Yes	☐ No

6.	Has the proposed insured had a life expectancy report or evaluation done by an outside entity or company? If yes, explain why the expectancy report was obtained.	☐ Yes	☐ No

7.	Has the owner previously sold or assigned, or is in the process of selling or assigning a life insurance policy on the proposed insured to a life settlement, viatical or secondary market provider? If yes, provide details.	☐ Yes	☐ No

]

[	L. Additional Remarks

]
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ICC23-20269	[ 4 of 5]

M. Agreements

Agreements: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true, complete, and correctly recorded. I will notify the company of any changes in the statements or answers given in the application between the time of application and delivery of the policy. I agree that they will become part of this application and any policy issued on it. The policy adjustment applied for will not take effect unless the policy adjustment is issued and delivered and the full first premium is paid while the answers, to the best of my knowledge and belief as stated in this application remain true and complete.

Variable Life: I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the actual cash value of the policy applied for is not guaranteed and increases and decreases depending on the investment results. There is no minimum actual cash value for the policy values invested in these sub-accounts.

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

☐ Change Service Representative (Print name/code only if policy is being reassigned)	Representative name	Firm/rep code

Owner signature (give title if signed on behalf of a business)	Date	City (signed at)	State
X
Co-owner signature (give title if signed on behalf of a business)	Date	City (signed at)	State
X
Assignee signature (give title if signed on behalf of a business)	Date	City (signed at)	State
X

I believe that the information provided by this applicant is true and accurate. I certify I have accurately recorded all information given by the owner(s).

Is replacement of existing life insurance or annuity involved in the application?                      ☐ Yes ☐ No

Licensed representative signature	Licensed representative name (please print)
X
Firm/rep code	Date

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ICC23-20269	[ 5 of 5]